UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
The Oncology Institute, Inc.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

LETTER TO STOCKHOLDERS

April 30, 2026

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of The Oncology Institute, Inc. on June 17, 2026, at 11:00 A.M. Pacific Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.proxydocs.com/TOI and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using the telephone or voting on the internet. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

THE ONCOLOGY INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2026

When	Wednesday, June 17, 2026 at 11:00 a.m. PDT		How to Vote in Advance

Where	Virtually at www.proxydocs.com/TOI	By Mail	Complete, sign, date and return your proxy card or voting instruction form

Proposal 1	Election of eight nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.	By Internet	You can vote your shares online at www.proxypush.com/TOI

Proposal 2	Ratification of the appointment of BDO USA, P.C. (“BDO”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The Board of Directors recommends a vote “FOR”.	By Phone	You can vote your shares by calling 1-866-308-2713

Proposal 3	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”). The Board of Directors recommends a vote “FOR”.

Proposal 4	Approval, on a non-binding, advisory basis, of the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Frequency Proposal”). The Board of Directors recommends a vote for “ONE YEAR”.
Any other business which may properly come before the annual meeting or any adjournment or postponement.		Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 24, 2026. Each share of common stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2026

Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about April 30, 2026.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to the majority of our stockholders, while other stockholders will instead receive paper copies of the documents accessible on the Internet. We will first send and/or make available this Proxy Statement and the form of proxy for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to our stockholders on or about April 30, 2026. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record during the Annual Meeting.

THE ONCOLOGY INSTITUTE, INC.

BY ORDER OF THE BOARD OF DIRECTORS

DANIEL VIRNICH

CHIEF EXECUTIVE OFFICER

Cerritos, California

Dated: April 30, 2026

Page
PROXY STATEMENT SUMMARY	1
PROPOSAL 1: ELECTION OF EIGHT DIRECTORS	5
CORPORATE GOVERNANCE	9
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
AUDIT COMMITTEE REPORT	17
PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)	18
PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-FREQUENCY)	19
EXECUTIVE OFFICERS	21
EXECUTIVE AND DIRECTOR COMPENSATION	22
2025 DIRECTOR COMPENSATION	30
EQUITY COMPENSATION PLAN INFORMATION	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
SOLICITATION OF PROXIES	35
DELINQUENT SECTION 16(A) REPORTS	36
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	37
STOCKHOLDER PROPOSALS	39
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	40
OTHER MATTERS	41
AVAILABLE INFORMATION	41

THE ONCOLOGY INSTITUTE, INC.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Oncology Institute, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being sent or made available to stockholders on or about April 30, 2026. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to The Oncology Institute, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to our 2026 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2025. This proxy statement covers our 2025 fiscal year, which was from January 1, 2025 through December 31, 2025, or fiscal 2025. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Our Annual Meeting

Date and Time	June 17, 2026 at 11:00 a.m. PDT	Place	Virtually at www.proxydocs.com/TOI
Record Date	April 24, 2026	Who Can Vote	Only owners of record of the Company’s issued and outstanding common stock as of the close of business on April 24, 2026. Each share of common stock is entitled to one vote.
Number of Shares Outstanding as of Record Date	99,982,933 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”)

At the Annual Meeting, the stockholders of the Company will be asked to vote on the four proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

Item	Proposals		Board Vote Recommendations	Page#
1	Election of eight directors	✓	FOR each director nominee	5
2	Ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm of the Company for 2026	✓	FOR	15
3	Non-binding, advisory vote to approve the compensation of the Company’s named executive officers (Say-on-Pay)	✓	FOR	18
4	Non-binding, advisory vote on the preferred frequency of future advisory votes on named executive officer compensation (Say-on-Frequency)	✓	ONE YEAR	19

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Chief Legal Officer of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting, and accordingly, the Company will pay the cost of soliciting proxies for the Annual Meeting. We have engaged Morrow Sodali LLC as our solicitation agent to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali LLC, the solicitation agent, a fee of $12,500, plus telephone solicitation fees. We will also reimburse the solicitation agent for expenses related to certain ancillary services and its other reasonable out-of-pocket expenses, and we will indemnify the solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of our Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Election of Eight Directors	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH DIRECTOR NOMINEE

			Committee Membership
Name	Age	Primary Occupation	Board of Directors	Audit Committee	Nominating and Corporate Governance	Compensation	Compliance
Brad Hively	47	Director of the Company	✓				✓
Karen Johnson	65	Chief Executive Officer, Clever Care Health Plan	✓		✓		✓
Mohit Kaushal	47	Senior Advisor, General Atlantic	✓			✓	✓
Anne McGeorge	65	Chairperson of the Company	✓	✓		✓
Mark Pacala	70	Senior Advisor, Healthcare PE firms	✓	✓		✓
Mark Stolper	54	Chief Financial Officer, RadNet, Inc	✓	✓
Kimberly Tzoumakas	58	Chief Executive Officer, VytlOne National Pharmacy Services	✓		✓		✓
Daniel Virnich	47	Chief Executive Officer of the Company	✓

Ratification of Appointment of Independent Registered Public Accounting Firm	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C.
Non-Binding, Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	✓	OUR BOARD RECOMMENDS YOU VOTE “FOR” THE NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation (Say-on-Frequency)	✓	OUR BOARD RECOMMENDS YOU VOTE “ONE YEAR” FOR THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Prior Proposal

At the Company’s 2025 annual meeting of stockholders, stockholders approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock if deemed appropriate by the Board (the “2025 Reverse Stock Split Proposal”). Following that approval, the Board determined not to exercise its discretion to implement the reverse stock split. The Company has since regained and maintained compliance with the Nasdaq Capital Market’s minimum bid price requirement without the need for a reverse stock split, and the Common Stock continues to be listed on the Nasdaq Capital Market. No reverse stock split proposal is being submitted for stockholder approval at our 2026 Annual Meeting.

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposal 2 and Proposal 3, approval requires the affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal. Abstentions will have the same effect as a vote against each of Proposal 2 and Proposal 3 because they are counted for purposes of determining the presence of a quorum but are not counted as in favor of the proposal. With respect to Proposal 4, the frequency option receiving the greatest number of votes cast will be considered the stockholders’ preferred frequency. Abstentions will be excluded entirely from the vote so will have no effect on Proposal 4.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to Proposals 1, 3 or 4 unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on each of Proposals 1, 3 and 4.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s Annual Meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet upon their express election. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.investorelections.com/TOI and following the instructions or calling 1-866-648-8133. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF EIGHT DIRECTORS

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

General

Our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides for the annual election of directors. As a result, each member of our Board of Directors will be elected each year.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Brad Hively, Karen Johnson, Mohit Kaushal, Anne McGeorge, Mark Pacala, Mark Stolper, Kimberly Tzoumakas, and Daniel Virnich as nominees for election as directors, being elected at the Annual Meeting, each to serve for a term of one year, expiring at the 2027 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Each of Brad Hively, Karen Johnson, Mohit Kaushal, Anne McGeorge, Mark Pacala, Mark Stolper, Kimberly Tzoumakas, and Daniel Virnich currently serve as members of our Board of Directors and has agreed to serve if elected. If so instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than eight.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the eight director nominees. The nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 1 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 1, such broker non-votes, if any, will have no effect on Proposal 1.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the director nominees Brad Hively, Karen Johnson, Mohit Kaushal, Anne McGeorge, Mark Pacala, Mark Stolper, Kimberly Tzoumakas, and Daniel Virnich. If so instructed, the proxy holders will vote the proxies received by them FOR the election of all the director nominees.

Directors and Nominees

The following table and biographical information set forth certain information about Brad Hively, Karen Johnson, Mohit Kaushal, Anne McGeorge, Mark Pacala, Mark Stolper, Kimberly Tzoumakas, and Daniel

Virnich. Such information is current as of the record date. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees. Four of the eight director nominees, Brad Hively, Karen Johnson, Mohit Kaushal and Anne McGeorge have each served as a director of the Company since November 12, 2021. Of the remaining four director nominees, Mark Pacala has served as a director of the Company since September 21, 2022, Daniel Virnich has served as a director of the Company since June 13, 2024, Mark Stolper has served as a director of the Company since January 2, 2026, and Kimberly Tzoumakas has served as a director of the Company since February 23, 2026.

We were originally incorporated in Delaware on November 19, 2019 as a special purpose acquisition company (f/k/a DFP Healthcare Acquisition Corp.). On November 12, 2021, we consummated our business combination with TOI Parent, Inc. (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among DFP Healthcare Acquisitions Corp., Orion Merger Sub I, Inc., Orion Merger Sub II, LLC and TOI Parent, Inc. In connection with the closing of the Business Combination, TOI Parent, Inc. (“Legacy TOI”) became our wholly-owned subsidiary, and we changed our name to The Oncology Institute, Inc.

Name	Age	Position
Brad Hively	47	Vice Chairman of the Board
Karen Johnson	65	Director
Mohit Kaushal	47	Director
Anne McGeorge	65	Chair of the Board
Mark Pacala	70	Director
Mark Stolper	54	Director
Kimberly Tzoumakas	58	Director
Daniel Virnich	47	Director

Brad Hively has served as a director on our Board since November 2021 and from November 2021 through June 30, 2023, he also served as our Chief Executive Officer. Effective June 30, 2023, Mr. Hively transitioned from serving as our Chief Executive Officer to serving as the Vice Chairman of the Board. Mr. Hively also previously served as a member of the board of directors for Legacy TOI from 2018 until the closing of the Business Combination in November 2021 and as Chief Executive Officer of Legacy TOI from 2019 until the closing of the Business Combination. Prior to joining Legacy TOI, Mr. Hively served as a principal for RLH Equity Partners (“RLH”) from 2016 to 2019 and continues to serve as a Strategic Advisor for RLH. Mr. Hively served as President of Health Essentials, which provided high-touch, value-based care to post-acute and palliative care patients from 2014 to 2016. Prior to Health Essentials, from 2009 to 2014, Mr. Hively served as Senior Vice President of Operations at Heritage Provider Network, one of the largest physician groups in the U.S., and one of the pioneers of value-based care. Mr. Hively also held roles with several leading private equity firms, including TA Associates, General Atlantic, and RLH. He currently serves on the board of various private companies, including Unio Health Partners, Sequel Ortho (f/k/a Ortho Nebraska), Vytal Health Partners and US Neurology Associates, where he serves as Chairman. Mr. Hively holds a B.A. in Business Economics from the University of California, Los Angeles and an MBA from the Stanford University Graduate School of Business. Mr. Hively was selected to serve on the board of directors due to his significant experience managing healthcare companies.

Karen M. Johnson has served as a director on our Board since November 2021 upon closing of the Business Combination. Ms. Johnson is CEO of Clever Care Health Plan, a Medicare advantage plan, where she leads the long term strategic business direction and managerial decisions. Prior to her current role, she was the Medicare Officer at Health Net, a Centene Corporation company, where she led the building of business strategies and operations for the Medicare line of business. Prior to that role, Ms. Johnson served as Medicare Regional President for WellCare (acquired by Centene) for Arizona, California, Hawaii, Missouri and Washington from 2016 to 2020. In this role, she oversaw finances, network growth and provider relations, among other duties. Prior to her role at WellCare, Ms. Johnson served as Senior Vice President of Clinical Services at Health Essentials. While in this role, she launched a clinical care model, driven by a home-based supportive care program designed to support high-risk patients and end-of-life care. Prior to her role at Health Essentials, Ms. Johnson was an executive with UnitedHealthcare, where she worked to drive growth in their government sponsored programs. Ms. Johnson earned a Bachelor of Science degree in nursing from the University of Michigan and a Juris Doctorate from Michigan State College of Law. She also holds an Executive Certificate from the Wharton School of Business. She has served on the board of directors for several private organizations, and currently serves on the Board of Clever Care Health Plan, Med Tech Innovator, Bon Secours Mercy Foundation and March of Dimes. She has previously served on the boards of Boys and Girls Clubs of America, ONEgeneration, The YWCA, Planned Parenthood, St. Luke’s Foundation, United Way and the American Diabetes Association. Ms. Johnson was selected to serve on the board of directors due to her extensive experience in operational leadership roles at healthcare services companies.

Dr. Mohit Kaushal has served as a director of our Board since March 2020. He has had an extensive career within investing, clinical medicine and public policy. He was a partner in Aberdare Ventures from 2013 to 2014. During his time in the Obama administration, he was a member of the White House Health IT task force; a cross- agency team implementing the technology aspects of the Affordable Care Act and testified to Congress on the application of technology and payment reform to the Medicare population. He also built and led the first dedicated healthcare team at the Federal Communications Commission, where his team initiated collaboration with the Food and Drug Administration (“FDA”) for the regulatory streamlining of converged telecommunications, data analytics and medical devices leading to the release of the mobile medical applications guidance by the FDA. In addition, his team reformed the Rural Healthcare Fund to create the Healthcare Connect Fund, which aligned the funding mechanism with wider healthcare payment policy and technology reform. Dr. Kaushal is a lead investor, board member or advisor to numerous transformational healthcare companies, including Emyria Pty Ltd., a company whose securities are publicly-traded on the Australian Securities Exchange. He is on the board of various private entities, and he previously served on the board of Oak Street Health, a publicly-held network of primary care clinics, from 2016 until it was acquired by CVS Health in 2023. Dr. Kaushal is an emergency room physician, holds an MBA from Stanford Graduate School of Business and an MD with distinction from Imperial College of Science, Technology and Medicine, London. He is an Adjunct Professor at Stanford University with a joint position within the newly created Biomedical Data Science. Dr. Kaushal was selected to serve on the board of directors due to his significant management experience in the healthcare and technology industries.

Anne McGeorge has served as a director on our Board since November 2021 and Chair of our Board since August 2025. Ms. McGeorge has over 35 years of experience providing strategic guidance and operational and financial oversight to health care organizations. Ms. McGeorge has served as an adjunct professor at the University of North Carolina’s School of Public Health since August 2005. Ms. McGeorge currently serves on the board of directors and as the chair of the Audit Committee of Dianthus Therapeutics, a publicly held clinical-stage biotechnology company, and from October 2020 to April 2022 served on the board of directors and as the chair of the Audit Committee of SOC Telemed, a publicly held specialty telemedicine company. She also serves on the board of directors and as the chair of the Audit Committee of Nimbus Therapeutics and CitiusTech, both privately held healthcare companies. Before her retirement in July 2017, Ms. McGeorge served as Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from 2006 to July 2017 and as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from 2015 to July 2017. Ms. McGeorge was formerly a partner at Deloitte LLP and Arthur Andersen LLP. Ms. McGeorge was selected to serve on the board of directors due to her significant finance, accounting, and risk management experience.

Mark Pacala has served on our Board since September 2022 and previously served on the board of Legacy TOI from 2018 to 2020. Since 2022, Mr. Pacala has been serving as a Senior Advisor of a number of private equity firms, including Iron Point Partners, New Spring Capital Health, Archimedes Health Investors and Harkness Capital Partners. He also serves on the board of several private portfolio companies in the healthcare industry. Previously, Mr. Pacala held leadership positions in the Marriott Corporation and the Walt Disney Corporation. Mr. Pacala holds a B.A. in Economics from Hamilton College and an MBA from Harvard Business

School. Mr. Pacala was selected to serve on the board of directors due to his experience working with and serving as a director of a number of healthcare companies.

Mark Stolper has served on our Board since January 2026. Mr. Stolper has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a publicly traded operator of medical diagnostic imaging centers, since July 2004. Before joining RadNet, Mr. Stolper had diverse experiences in investment banking, venture capital investing and operations. He has extensive experience as a board member, including other publicly-traded and privately-held board healthcare companies. Mr. Stolper has been a member of the board of directors of Envision Healthcare, a private national medical group, since January 2024 and Rotech Healthcare Inc., a private medical equipment company, since February 2016. Previously, Mr. Stolper served as a member of the board of directors and audit committee of Coherus BioSciences, Inc., a public biopharmaceutical company, from January 2021 to June 2025; a member of the board of directors of Surgalign Holdings, Inc., a public medical technology company, from March 2017 to October 2023; a member of the board of directors and audit committee for On Track Innovations, Ltd., a public payment solutions company, from December 2012 until December 2016; and a member of the board of directors and audit committee for Metropolitan Health Networks, Inc., a public health care service company, from April 2010 until its sale in December 2012. He was also previously a member of the board of directors for a privately held entertainment company providing discount ticketing services and branded event merchandising and was Chairman of the board for a private telemedicine and eHealth provider. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in Finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. Mr. Stolper was selected to serve on the board of directors due to his significant experience in capital markets, fundraising strategies, strategic financial planning and payor strategy.

Kimberly Tzoumakas has served on our Board since February 2026. Ms. Tzoumakas has served as the Chief Executive Officer and a member of the board of VytlOne National Pharmacy Services, a privately held pharmacy solutions business, since January 2025. With more than 25 years of strategic and operational leadership experience in the healthcare industry, Ms. Tzoumakas has extensive experience building high performing corporate cultures and driving business transformation and performance. She has provided strategic, transactional and governance advice to health care providers including serving as a board member to public and private companies, including Coherus BioSciences, Inc., a publicly held biopharmaceutical company, from August 2020 to December 2024, SeaSpine, a publicly held medical technology company (which merged with Orthofix in January 2023), from February 2019 to April 2021, and Ob Hospitalist Group, a private OB/GYN hospitalist provider, from October 2021 to December 2024. Ms. Tzoumakas previously served as Chief Executive Officer and a board member of RAYUS Radiology, a leading national provider for advanced diagnostic and interventional radiology services, from March 2021 to December 2024 and as Chief Executive Officer and a board member of 21st Century Oncology, one of the largest integrated cancer care networks in the world, from January 2018 to June 2020. She holds a Juris Doctor Degree from Thomas Cooley Law School and a BBA from Northwood University. Ms. Tzoumakas was selected to serve on the board of directors due to her deep experience in both oncology and pharmacy services.

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining the Company, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University. We believe that due to Dr. Virnich’s demonstrated experience and leadership skills, and because of his current role as our Chief Executive Officer, Dr. Virnich is well positioned to bring key experience and insights into the boardroom and to the daily operations of our Company.

CORPORATE GOVERNANCE

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

a.

membership on each of our three key committees, our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, consists solely of independent directors, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

b.	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

c.	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Leadership Structure of the Board

The roles of our Chair and our Chief Executive Officer have been separated. We believe that this is appropriate under current circumstances because it allows management to make the operating decisions necessary to manage the business, while separating out the oversight function of the Board and operating decisions. We feel that this has provided an appropriate balance of operational focus, flexibility and oversight. We do not separately have a lead independent director. Currently, Ms. McGeorge, as Chair of the Board, participates in setting the agenda of Board and committee meetings, facilitating communications among members of the Board and management, and maintaining the focus and punctuality of Board and committee meetings. Ms. McGeorge also currently leads the efforts in evaluating our Chief Executive Officer and in succession planning, considering Board committee membership and leadership, and presiding at annual meetings of stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Johnson, Dr. Kaushal, Ms. McGeorge, Mr. Pacala, Mr. Stolper and Ms. Tzoumakas are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Background and Experience of Directors

Our nominating and corporate governance committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, overseeing succession planning for our Chief Executive Officer and other executive officers, periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our board of directors, overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees, and developing and recommending to our Board of Directors a set of corporate governance guidelines.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational, and strategic risks, including macroeconomic risks.

Each of the four committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying, and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board. The Compliance Committee manages risks relating to the Company’s compliance with federal and state laws and regulations relating to healthcare.

Attendance at Meetings

During the year ended December 31, 2025, our Board of Directors met a total of eleven times. Of our eight members of the Board of Directors, each of them attended at least 75% of the meetings of our Board of Directors and the meetings of any of our board committees on which each member of the Board of Directors served that were held during the term of each such director.

Our Board of Directors and each of the board committees also acted by way of various unanimous written consents during the year ended December 31, 2025. In addition, the Audit Committee and the Board of Directors met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. Daniel Virnich attended our 2025 Annual Meeting.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each board committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee	Compliance Committee
Brad Hively				✓
Karen Johnson			C	✓
Mohit Kaushal	C			C
Anne McGeorge	✓	✓
Mark Pacala	✓	✓
Mark Stolper		C
Kimberly Tzoumakas			✓	✓
Daniel Virnich*

✓	Member
C	Chairperson
*	Does not serve on any committees

Audit Committee

Our Audit Committee currently consists of Ms. McGeorge, Mr. Pacala and Mr. Stolper, with Mr. Stolper serving as chair. Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and Nasdaq rules require that our Audit Committee must be composed entirely of independent members. Our board of directors has affirmatively determined that Ms. McGeorge, Mr. Pacala and Mr. Stolper each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Ms. McGeorge and Mr. Stolper each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/ corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this annual proxy statement or to be part of this proxy statement. Our Audit Committee held four (4) meetings in 2025.

Our audit committee is responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, and meeting at least annually to review and provide such services;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee currently consists of Dr. Kaushal, Ms. McGeorge and Mr. Pacala, with Dr. Kaushal serving as chair. Our Board of Directors has affirmatively determined that Dr. Kaushal, Ms. McGeorge and Mr. Pacala each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/ governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Compensation Committee held four (4) meetings in 2025.

The Compensation Committee is responsible for, among other matters:

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Johnson and Ms. Tzoumakas, with Ms. Johnson serving as chair. Our Board of Directors has affirmatively determined that Ms. Johnson and Ms. Tzoumakas each meet the definition of “independent director” under Nasdaq rules. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. Our Nominating and Corporate Governance Committee held four (4) meetings in 2025.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

While we do not have a formal policy with regard to diversity in identifying director nominees, the Board believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board nominees come from a variety of backgrounds. We do not discriminate against nominees on the basis of race, color, religion, gender, gender identity or expression, sexual orientation, age, national origin, disability, covered veteran status or any other status protected by law.

In identifying director nominees, our Nominating and Corporate Governance Committee seeks to achieve a mix of members who collectively bring us significant value through their experience and personal backgrounds relevant to our strategic priorities and the scope and complexity of our business and industry. Key skills and experiences for director nominees include, but are not limited to, current public company senior executive and/or board experience, industry experience or understanding, an appreciation of the impacts of rapidly changing technologies, and experience in company growth, strategy development, mergers and acquisitions, and operations. In addition, each nominee should:

•	have a record of integrity and ethics in such nominee director’s personal and professional life;

•	have a record of professional accomplishment in such nominee director’s field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, and not have other personal or professional commitments that would interfere with or limit the ability to do so.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors.

Compliance Committee

Our Compliance Committee consists of Dr. Kaushal, Ms. Johnson, Mr. Hively and Ms. Tzoumakas, with Dr. Kaushal serving as chair. Our Compliance Committee held four (4) meetings in 2025.

Our compliance committee oversees and assists our Board in reviewing and providing general oversight of our compliance with federal and state laws and regulations relating to healthcare. Our Compliance Committee is responsible for, among other things:

•	reviewing and overseeing our compliance program;

•	ensuring proper communication of significant healthcare regulatory compliance issues to our Board of Directors; and

•	reviewing significant healthcare regulatory compliance risk areas and the steps taken by management to monitor, control and report such compliance risk exposures.

The Company’s Director Nomination Process

Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our Nominating and Corporate Governance Committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “Bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our Chief Legal Officer not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 2.5 of our Bylaws.

Communications with Directors

Stockholders who would like to send communications to our Board of Directors, any board committee or to any individual director may do so by submitting such communications to c/o The Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Minh Merchant, Chief Legal Officer, will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Ms. Merchant to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at https://investors.theoncologyinstitute.com/corporate-governance/governance-documents. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Compensation Recovery (“Clawback”) Policy
Effective as of October 17, 2023, we adopted our Policy For Recovery Of Erroneously Awarded Compensation (the “Clawback Policy”), which provides that if we are required to prepare an accounting restatement due to any material non-compliance
with financial reporting requirements under the federal securities laws, then the committee of the Board responsible for executive compensation decisions comprised solely of independent directors, or a majority of the independent directors serving on the Board, may require current or former executive officers, including our executive officers named in the Summary Compensation Table presented later in this proxy statement, to repay or forfeit any “Erroneously Awarded Compensation” regardless of whether such officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement and regardless of whether or when restated financial statements are filed by the Company. “Erroneously Awarded Compensation” means the amount of incentive-based compensation received by any such officer that exceeds the amount of incentive-based compensation that would have been received by such officer based on a restated financial reporting measure, as determined on a pre-tax
basis in accordance with the applicable rules. The Clawback Policy applies to incentive-based compensation granted on or after the date of adoption of this policy.
Transactions in Company Securities
We have adopted an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Our Insider Trading Compliance Policy prohibits directors, officers, employees and other covered persons from engaging in transactions while aware of material nonpublic information about the Company. Directors, officers and certain other employees are subject to pre-clearance
requirements for all transactions in the Company’s securities and are prohibited from transacting in the Company’s securities during designated blackout periods, subject to certain limited exceptions, including for purchases in The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for transactions under an approved trading plan adopted pursuant to Rule
10b5-1
of the Exchange Act.
Our Insider Trading Compliance Policy also prohibits our directors, officers and employees from trading in options, including transactions in puts, calls, or other derivative instruments related to the Company’s equity securities. Given that forms of hedging and pledging protect an individual from the full risks associated with share ownership, our directors, officers and employees are also prohibited from certain forms of hedging or monetization transactions, such as zero-cost
collars and forward sale contracts, and from pledging the Company’s securities as collateral to secure loans. Our directors, officers and employees are also prohibited from purchasing the Company’s securities on margin or holding the Company’s securities in a margin account.
Our Insider Trading Compliance Policy has been filed as Exhibit 19 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected BDO USA, P.C. (“BDO”), to serve as our independent registered public accounting firm to audit the consolidated financial statements of The Oncology Institute, Inc. for the fiscal year ending December 31, 2026. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of BDO as our independent registered public accounting firm for the year ending December 31, 2026. The affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal will be required to ratify the selection of BDO.

Stockholders are not required to ratify the appointment of BDO as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain BDO. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

BDO has served as our auditor since 2021. Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by BDO for fiscal years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit Fees(1)	$1,176,782	$737,308
Audit Related Fees(2)	$—	$30,950
Tax Fees(3)	$—	$—
All Other Fees(4)	$30,000	$—

Total	$1,206,782	$768,258

(1)

Audit fees includes fees for the audit of our annual consolidated financial statements, including the audit of internal control over financial reports (2025 only), quarterly review procedures and services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees includes fees for the audit of our employee benefit plan and Provider Relief Fund for 2024.
(3)	Tax fees includes fees for tax compliance, tax planning and tax advice.
(4)	All other fees includes fees for services other than audit fees and tax fees set forth above.

All fees described above were pre-approved by the audit committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 2. You may vote “For,” “Against” or “Abstain” with respect to the ratification of the appointment of BDO. Approval requires the affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal. Abstentions will have the same effect as a vote against the ratification of the appointment of BDO.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. Broker non-votes, if any, will have no effect on Proposal 2.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

AUDIT COMMITTEE REPORT

Our audit committee currently consists of three directors. Ms. McGeorge, Mr. Pacala and Mr. Stolper are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, BDO USA, P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements. The audit committee has also discussed with our independent registered public accounting firm all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

AUDIT COMMITTEE

Mark Stolper (Chair)
Anne McGeorge
Mark Pacala

Members of the Audit Committee

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

In prior years, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended; therefore, we were not required to hold a non-binding advisory vote on the compensation of our named executive officers, commonly known as a “Say-on-Pay” vote. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Although this is a non-binding, advisory vote, because we value the opinion of our stockholders, our Board of Directors and our Compensation Committee will consider the outcome of the “Say-on-Pay” vote described in this Proposal No. 3 and the related “Say-on-Frequency” vote described in Proposal No. 4 of this proxy statement at the Annual Meeting, as well as feedback received throughout the year, when making compensation determinations for our executive officers in the future.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed under the “Executive Compensation” section, the 2025 Summary Compensation Table, and the related narrative disclosure that accompanies the compensation tables contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 3. You may vote “For,” “Against” or “Abstain” with respect to the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Approval requires the affirmative vote of a majority of the votes properly cast “For” and “Against” the proposal. Abstentions will have the same effect as a vote against the approval of the compensation of our named executive officers.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 3 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 3, such broker non-votes, if any, will have no effect on Proposal 3.

This vote is advisory, and therefore not binding on us, the Board of Directors, or our Compensation Committee. However, our Board of Directors and Compensation Committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

Board of Directors’ Recommendation

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE PREFERRED FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-FREQUENCY)

✓	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “ONE YEAR” FOR THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should hold future Say-on-Pay votes. This is commonly known as a “Say-on-Frequency” proposal. We are asking our stockholders whether our future Say-on-Pay votes should occur every one, two, or three years. Stockholders may also abstain from voting.

The vote on this proposal is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee. We may determine in the future that it is in the best interests of the Company and our stockholders to hold Say-on-Pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal or as currently recommended by our Board of Directors. However, we plan to consider the results of the vote on this proposal in determining the frequency of our Say-on-Pay votes because we value the opinions of our stockholders.

Currently, we believe that it is in the best interests of the Company and our stockholders to hold a Say-on-Pay vote every year, and this is the frequency recommended by our Board of Directors. We believe this frequency will enable our stockholders to vote, on a non-binding, advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the Company and our stockholders regarding the compensation of our named executive officers. Accordingly, we ask our stockholders to indicate their preferred voting frequency by voting for every “one year,” “two years,” or “three years” (or abstaining from voting), and the alternative that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on Proposal 4. Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two, or three years, or abstaining). The option that receives the highest number of votes properly cast will be deemed to be the frequency preferred by our stockholders. Abstentions will be excluded entirely from the vote and will have no effect on Proposal 4.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 4 is not a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to this proposal, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Because broker non-votes are not considered entitled to vote on Proposal 4, such broker non-votes, if any, will have no effect on Proposal 4.

This vote is advisory, and therefore not binding on us, the Board of Directors, or our Compensation Committee. However, our Board of Directors and Compensation Committee value your opinion and intend to consider the outcome of the vote when making compensation decisions in the future.

The Company will announce the Board’s determination regarding the frequency of the advisory vote on the compensation of our named executive officers in a Form 8-K filed no later than the 150th day (November 14, 2026) after the date of the Annual Meeting.

Board of Directors’ Recommendation

The Board of Directors unanimously recommends a vote, on a non-binding, advisory basis, for ONE YEAR as the preferred frequency for the advisory vote on the compensation of our named executive officers.

EXECUTIVE OFFICERS

Below is biographical information for each of our current executive officers as of April 24, 2026. Each executive officer, except for Dr. Virnich, serves at the discretion of both the Chief Executive Officer and the Board of Directors. Dr. Virnich serves at the discretion of the Board of Directors.

Name	Age	Position
Daniel Virnich	47	Chief Executive Officer
Robert Carter	41	Chief Financial Officer
Yale Podnos	55	Chief Medical Officer

Daniel Virnich has served as our Chief Executive Officer since June 2023, and before that, as our President since March 2022 and our Chief Operating Officer since 2020. Prior to joining the Company, from 2018 to 2019, Dr. Virnich was the market president of DaVita Medical Group, Florida region, a Medicare Advantage at-risk provider group serving over 90,000 Medicare Advantage members with over 1,400 teammates and clinicians. Prior to this role, Dr. Virnich was a Senior Vice President of Operations in the California region with DaVita Medical Group from 2015 to 2018. Dr. Virnich previously served as the Chief Medical Officer of TeamHealth Acute Care Services, working with hospitals and healthcare systems across 26 states. Dr. Virnich holds a BA in Biology from The University of Chicago, an MD from the Pritzker School of Medicine at the University of Chicago where he was elected to Alpha Omega Alpha, and an MBA from Kellogg School of Management at Northwestern University.

Robert Carter has served as our Chief Financial Officer since October 2024. Mr. Carter joined the Company in December 2021 as Vice President of Finance and was promoted to Senior Vice President in 2023. In this role, he oversaw corporate finance, financial planning and analysis (FP&A), treasury and investor relations, playing a crucial role in shaping the Company’s financial strategy. Mr. Carter’s extensive background spans various healthcare sectors, including pharmaceutical finance, Medicare Advantage, Medi-Cal, and physician group practices. Before joining the Company, Mr. Carter served as Head of FP&A at Hoag Health System, a multi-specialty physician group practice and management services organization (MSO) from March 2020 to December 2021. Mr. Carter also previously held several leadership positions in FP&A at SCAN Health Plan and McKesson US Pharma. Mr. Carter holds a BS in finance from California State University, East Bay.

Yale Podnos has served as our Chief Medical Officer since November 2021, and before that for Legacy TOI since 2020. Prior to joining the Company, Dr. Podnos served as Chief Medical Officer of the West Hills Hospital and Medical Center. From 2011 to 2018, Dr. Podnos was employed by UNC Rex Healthcare in Raleigh, North Carolina, where he held positions as Medical Director of Surgical Oncology and Chairman of the Department of Surgery. He has also previously held a position on the faculty of Duke University. Dr. Podnos holds a BA in biology from New York University and a Masters in Public Health from the Harvard School of Public Health. Dr. Podnos received his MD from the University of California, Irvine School of Medicine, where he also completed his residency in general surgery. Following his residency, Dr. Podnos completed a fellowship in surgical oncology at City of Hope National Cancer Center.

EXECUTIVE AND DIRECTOR COMPENSATION

Our Named Executive Officers for the year ended December 31, 2025 include Daniel Virnich, our Chief Executive Officer, and Yale Podnos and Robert Carter, our two most highly compensated executive officers other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2025 (collectively, the “Named Executive Officers”). To date, the compensation packages for our Named Executive Officers primarily consist of base salary, an annual cash incentive bonus, restricted stock unit and stock option awards and health and welfare benefits.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation		Total
Daniel Virnich	2025	$475,000	$212,729	$1,235,001	$—	$—	$12,200	(5)	$1,934,930
	2024	$475,000	$217,051	$118,316	$295,791	$—	$12,200	(5)	$1,118,358
Yale Podnos	2025	$447,000	$137,625	$179,080	$—	$—	$12,200	(5)	$775,905
	2024	$407,000	$154,564	$10,448	$26,120	$—	$12,200	(5)	$610,332
Robert Carter	2025	$390,000	$106,930	$225,000	$—	$—	$12,200	(5)	$734,130
	2024	$288,750	$100,950	$9,287	$23,217	$—	$12,200	(5)	$434,404

(1)	Amounts reflect annual base salary, as further described below. 2025 bonuses were paid in 2026.
(2)

Amounts reflect the aggregate grant date fair value of restricted stock units issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 for a discussion of the relevant assumptions used in calculating these amounts.

(3)

Amounts reflect the aggregate grant date fair value of stock options issued to the Named Executive Officers computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 for a discussion of the relevant assumptions used in calculating these amounts.

(4)

Amounts reflect annual cash incentives earned by each Named Executive Officer in the applicable year, based on the achievement of pre-established performance goals, as further described below in “—Bonuses.”

(5)	Amounts reflect employer matching contributions paid pursuant to our 401(k) plan.

Narrative to Summary Compensation Table

Salaries

In 2025, the Named Executive Officers received an annual base salary to compensate them for services rendered to our Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Dr. Virnich, Dr. Podnos and Mr. Carter for 2025 were $475,000, $447,000 and $390,000, respectively. The actual base salary amounts paid to our Named Executive Officers during 2025 is set forth above in the Summary Compensation Table in the column entitled “Salary.”

Bonuses
We maintained an annual performance-based cash bonus program for 2025 in which Dr. Virnich, Dr. Podnos and Mr. Carter participated (the “2025 Bonus Program”). Bonus payments under the 2025 Bonus Program were determined based on achievement of certain corporate, operational and individual performance goals approved by our Board, subject to the recipient’s continued employment through the payment date. Each of Dr. Virnich’s, Dr. Podnos’ and Mr. Carter’s target bonus under the 2025 Bonus Program was expressed as a percentage of base salary, as follows: Dr. Virnich: 40%; Dr. Podnos: 40%; Mr. Carter: 40%.
Under the 2025 Bonus Program, 100% of each of Dr. Virnich’s, Dr. Podnos’ and Mr. Carter’s bonus was based on the attainment of overall Company performance and operational goals tied to revenue, gross profit and Adjusted EBITDA, as well as individual contributions to the Company, with any such earned bonus to be paid following the end of calendar year 2025.
The actual annual cash bonuses awarded to Dr. Virnich, Dr. Podnos and Mr. Carter under the 2025 Bonus Program, as determined by our Board based on the level at which the applicable Company performance goals were attained, is set forth above in the Summary Compensation Table in the column entitled
“Non-Equity
Incentive Plan Compensation.”
Equity-Based Compensation
Equity Award Grant Practices
Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our Named Executive Officers. The Board or Compensation Committee is responsible for approving equity grants. We typically grant equity awards to new hires or employees receiving promotions upon the first regularly-scheduled quarterly grant date following the commencement of such employment or promotion. The regularly-scheduled quarterly grant dates are April, July, and October. Annual awards are typically granted in the first quarter of each year. Generally, our equity awards granted to our Named Executive Officers vest over four years, subject to the employee’s continued employment with us on each vesting date.
The Board and Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity-based awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. For all stock option awards, the exercise price is the closing price of our Common Stock on the Nasdaq Capital Market on the date of the grant. If the grant date falls on a non-trading
day, the exercise price is the closing price of our Common Stock on the Nasdaq Capital Market on the last trading day preceding the date of grant. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for any Named Executive Officer grants in fiscal year 2025.
Equity Grants
In March 2025, we granted each of Dr. Virnich, Dr. Podnos and Mr. Carter, 1,083,334, 157,088 and 197,368 restricted stock units, respectively, under our 2021 Incentive Award Plan (the “2021 Plan”). The restricted stock units vest in four equal annual installments on each of the first four anniversaries of the March 31, 2025 grant date, subject to the executive’s continued service with the Company through the applicable vesting date.
Other Elements of Compensation
All of our employees are eligible to participate in a 401(k) retirement savings plan, and in our health and welfare plans, subject to the terms and conditions of such plans. Under the 401(k) plan, eligible employees may defer a portion of their compensation on a pre-tax
basis through contributions to the 401(k) plan, subject to

limitations of the Internal Revenue Code. In 2025, we matched contributions made by participants in the 401(k) plan at the rate of 100% of the first 4% of the participant’s compensation, which are fully vested. We believe that providing a vehicle for tax-deferred
retirement savings though the 401(k) plan and standard employee benefits adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our Named Executive Officers, in accordance with our compensation policies.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of our Common Stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2025:

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel Virnich	3/1/2020	(1)	251,603	—	—	$0.86	3/1/2030	—	—	—	—
	3/1/2020	(2)	403,006	—	—	$0.86	3/1/2030	—	—	—	—
	3/21/2022	(3)	213,259	—	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(4)	—	—	—	$—	—	—	—	—	—
	11/17/2022	(5)	152,657	50,886	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	10,026	$142,760	—	—
	3/17/2023	(11)	143,680	143,681	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	—	—	57,472	$409,201	—	—
	5/21/2024	(15)	124,073	372,220	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	148,888	$706,721	—	—
	3/31/2025	(17)	—	—	—	—	—	1,083,334	$3,856,669	—	—
Yale Podnos	2/19/2020	(1)	54,541	—	—	$0.86	2/19/2030	—	—	—	—
	1/12/2021		23,375	—	—	$0.86	1/12/2031	—	—	—	—
	12/2/2019	(2)	68,208	—	—	$0.86	12/2/2029	—	—	—	—
	3/21/2022	(3)	10,984	—	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(9)	43,043	21,524	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(11)	—	—	—	$—	—	—	$—	—	—
	3/21/2022	(10)	—	—	—	$—	—	4,241	$15,098	—	—
	11/17/2022	(5)	53,921	17,974	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	3,541	$12,606	—	—
	3/17/2023	(11)	41,523	41,524	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	$—	—	16,610	$59,132	—	—
	5/21/2024	(15)	10,956	32,869	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	13,148	$46,807	—	—
	3/31/2025	(17)	—	—	—	—	—	157,088	$559,233	—	—
Robert Carter	11/17/2022	(5)	5,060	1,687	—	$1.87	11/17/2032	—	—	—	—
	11/17/2022	(6)	—	—	—	$—	—	333	$1,185	—	—
	3/21/2022	(3)	8,841	2,947	—	$7.09	3/21/2032	—	—	—	—
	3/21/2022	(4)	—	—	—	$—	—	581	$2,068	—	—
	3/17/2023	(11)	15,951	15,952	—	$0.481	3/17/2033	—	—	—	—
	3/17/2023	(12)	—	—	—	—	—	6,381	$22,716	—	—
	5/21/2024	(15)	9,739	29,217	—	$2.00	5/21/2034	—	—	—	—
	5/21/2024	(16)	—	—	—	—	—	11,687	$41,606	—	—
	3/31/2025	(17)	—	—	—	—	—	197,368	$702,630	—	—

(1)	All of the shares subject to this option grant are fully vested.
(2)	All of the shares subject to this option grant are fully vested.
(3)	All of the shares subject to this option grant are fully vested.
(4)	These restricted stock units (“RSUs”) are fully vested.
(5)

This stock option vests in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all options becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(6)

These RSUs vest in four equal annual installments on each of the first four anniversaries of November 17, 2022, with all RSUs becoming fully vested on November 17, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(7)

This stock option vests in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all options becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(8)

These RSUs vest in four equal annual installments on each of the first four anniversaries of May 19, 2022, with all RSUs becoming fully vested on May 19, 2026, subject to the executive’s continued service with the Company through each applicable vesting date.

(9)

The stock options vest as to 1/3rd of the options granted on the second anniversary of November 12, 2021 (the Vesting Commencement Date), with the remaining options vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all options becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(10)

Represents RSUs with 1/3rd of the RSUs vesting on the second anniversary of the Vesting Commencement Date, with the remaining RSUs vesting in four equal annual installments beginning on the third anniversary of the Vesting Commencement Date, with all RSUs becoming fully vested on the sixth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(11)

The stock options vest in four equal annual installments on each of the first four anniversaries of the Vesting Commencement Date, with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date.

(12)

These RSUs vest in four equal annual installments on each of the first four anniversaries of March 17, 2023, with all RSUs becoming fully vested on March 24, 2027, subject to continued service with the Company through each applicable vesting date.

(13)

The stock options vest in four equal annual installments on each of the first four anniversaries of November 30, 2023 (the Vesting Commencement Date), with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

(14)

These RSUs vest in four equal annual installments on each of the first four anniversaries of November 30, 2023, with all RSUs becoming fully vested on November 30, 2027, subject to continued service with the Company through each applicable vesting date.

(15)

The stock options vest in four equal annual installments on each of the first four anniversaries of May 21, 2024 (the Vesting Commencement Date), with all options becoming fully vested on the fourth anniversary of the Vesting Commencement Date, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

(16)

These RSUs vest in four equal annual installments on each of the first four anniversaries of May 21, 2024, with all RSUs becoming fully vested on May 21, 2028, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

(17)

These RSUs vest in four equal annual installments on each of the first four anniversaries of March 31, 2025, with all RSUs becoming fully vested on March 31, 2029, subject to continued service with the Company through each applicable vesting date, subject to continued service with the Company through each applicable vesting date.

Executive Compensation Arrangements

We have entered into employment agreements with each of Dr. Virnich, Dr. Podnos and Mr. Carter, which set forth the terms and conditions of their employment, including initial base salary and eligibility to participate in our employee benefit programs. Each of the employment agreements has a three-year initial term with additional one-year automatic extensions thereafter. In the event that an executive is terminated by us without “cause” or by the executive with “good reason” (each as defined in the respective employment agreement), then such executive will be eligible for salary continuation for a severance period and payments or reimbursements for the cost of COBRA premiums for a severance period, subject to execution of a general release of claims. The severance period for Dr. Virnich and Mr. Carter is 12 months and is three months for Dr. Podnos. Each Named Executive Officer is subject to certain post-employment obligations, including 24-month post-employment non-solicitation of employees covenant, 36-month confidentiality and indefinite non-disparagement obligations.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”) and certain financial performance measures of the Company for fiscal years 2025 and 2024. The following table sets forth such information for the covered fiscal years.
Pay-Versus-Performance
Table

Year (a)	Summary Compensation Table Total for PEO($) (1) (b)	Compensation Actually Paid to PEO($) (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers($) (3) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers($) (4) (e)	Value of Initial Fixed $100 Investment Based On:	Net Loss ($) (6) (in millions) (h)
					Total Shareholder Return ($) (5) (f)
2025	$1,934,930	$7,962,221	$755,018	$1,609,871	$174.51	$60,606
2024	$1,118,358	$(510,551)	$522,368	$(1,181,608)	$15.15	$64,663

(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Daniel Virnich (the “PEO”), for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year.

(2)	The Compensation Actually Paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO			2024	2025
Summary Compensation Table - Total Compensation	(a	)	$1,118,358	$1,934,930
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b	)	$414,107	$1,235,001
+ Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c	)	$214,696	$3,856,669
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d	)	$(843,639)	$2,546,095
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e	)	$—	$—
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f	)	$(585,859)	$859,528
- Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g	)	$—	$—
= Compensation Actually Paid			$(510,551)	$7,962,221
For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (collectively, our NEOs) as a group (excluding our PEO) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The NEOs (excluding our PEO) were Yale Podnos and Robert Carter for fiscal year 2025 and Yale Podnos, Jeremy Castle and Mihir Shah for 2024.

(4)
The Compensation Actually Paid to our NEOs (excluding our PEO) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEO Average			2024	2025
Summary Compensation Table - Total Compensation	(a	)	$522,368	$755,018
- Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b	)	$166,250	$202,040
+ Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c	)	$47,397	$630,932
+ Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d	)	$(177,496)	$316,080
+ Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e	)	$—	$—
+ Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f	)	$(92,135)	$109,881
- Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g	)	$1,315,492	$—
= Compensation Actually Paid			$(1,181,608)	$1,609,871
For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)
Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on December 31, 2023. Our company did not pay any dividends during fiscal years 2024 and 2025.

(6)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year.
Analysis of the Information Presented in the Pay Versus Performance Table
Narrative Disclosure
As discussed above, we use a combination of short-term cash incentive compensation opportunities for our Executives, in the form of annual cash bonuses to incentivize and award delivery of the Company’s strategy and corporate objectives, and long-term equity incentive compensation consisting of stock options. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.
Compensation Actually Paid and Company Total Shareholder Return
The following graph reflects the relationship between the PEO and average non-PEO
NEO “compensation actually paid” (“CAP”) and our cumulative Total Shareholder Return (“TSR”), assuming an initial fixed investment on December 31, 2023 of $100, for the fiscal years ended December 31, 2025 and 2024.

Compensation Actually Paid and Net Income
The following graph reflects the relationship between the PEO and average non-PEO
NEO CAP, and our net loss for the fiscal years ended December 31, 2025 and 2024.

2025 DIRECTOR COMPENSATION

We maintain a non-employee director compensation policy that provides for annual retainer fees and long-term equity awards for our non-employee directors. In 2025, each non-employee director received, pro-rated to reflect actual time served as a non-employee director, an annual cash retainer of $75,000 and an annual grant of RSUs in the aggregate dollar amount of $125,000, other than in the case of the Chair whose annual grant was in the aggregate dollar amount of $180,000. Each non-employee director received a single additional grant of RSUs in the aggregate dollar amount of between $105,000 and $130,000, depending on committee service. In addition, a non-employee director serving as the chairperson of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in RSUs as follows: (i) for the audit committee, $30,000; and (ii) for the remaining committees, $20,000. A non-employee director serving as a member of the audit, compensation, compliance and nominating and corporate governance committees received additional annual equity retainers payable in $15,000 in value of RSUs for audit committee members and $10,000 in value of RSUs for the remaining committees. In each instance, the actual number of shares was determined by dividing the dollar amount by the closing price of our Common Stock on the grant date.

In 2025, the RSU awards were made in November 2025, which award will vest on the date of this Annual Meeting, subject to the non-employee director’s continued service to the Company on such date. If a non-employee director is asked to resign or is removed from the Board during the 12 months commencing on or following a change in control of our Company, then all of the non-employee director’s equity awards will vest in full.

The following individuals served as non-employee directors of the Company in 2025: Richard Barasch, Brad Hively, Karen Johnson, Mohit Kaushal, Gabriel Ling, Anne McGeorge, Mark Pacala and Mark Stolper. Mr. Barasch resigned from the Board as of August 12, 2025, and Mr. Ling resigned from the Board as of December 1, 2025. The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2025. In addition to the cash fees and awards of RSUs noted in the table, we also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board and its committees.

The following table summarizes compensation received by our non-employee directors for services rendered during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Barasch(2)	—	—	—	—
Brad Hively	75,000	$240,000	—	$315,000
Karen Johnson	75,000	$275,001	—	$350,001
Mohit Kaushal	75,000	$294,999	—	$369,999
Gabriel Ling(3)	75,000	$269,999	—	$344,999
Anne McGeorge	75,000	$349,998	—	$424,998
Mark Pacala	75,000	$265,000	—	$340,000

(1)

Amounts reflect the aggregate grant date fair value of stock awards issued, subject to vesting to the directors computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. See Note 14 of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026 for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Mr. Barasch resigned from the Board effective August 12, 2025.
(3)	Mr. Ling resigned from the Board effective December 1, 2025.

The table below shows the aggregate numbers of unvested RSU awards held as of December 31, 2025 by each non-employee director who served in such capacity during the year ended December 31, 2025.

Name	Unvested Restricted Stock Units Outstanding at Fiscal Year End
Richard Barasch	0
Brad Hively	41,667
Karen Johnson	47,840
Mohit Kaushal	50,926
Gabriel Ling	46,296
Anne McGeorge	67,901
Mark Pacala	46,296

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2025 regarding Common Stock that may be issued under our equity compensation plans, consisting of the 2021 Plan, the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan (the “2019 Plan”) and The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average per share exercise price of outstanding options, warrants and rights		(C) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	4,022,196	(1)	$2.23	(2)	14,668,294	(3)
Equity compensation plans not approved by security holders	861,023	(4)	—		—
Total	4,883,219		$2.23		14,668,294

(1)	Includes 2,275,816 outstanding options to purchase shares of Common Stock under the 2021 Plan and 1,746,380 outstanding options to purchase shares of Common Stock under the 2019 Plan.
(2)	Represents the weighted-average exercise price of outstanding options.
(3)

Includes 11,097,511 shares of Common Stock available for issuance under the 2021 Plan and 3,531,400 shares of Common Stock available for issuance under the 2021 ESPP (of which 59,688 were eligible for purchase during the offering period in effect on December 31, 2025). This amount does not include any additional shares that may become available for future issuance under the 2021 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 4% of the total outstanding shares of our Common Stock as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under the 2021 ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years through 2031 by the number of shares equal to 1% of the total outstanding shares of our Common Stock as of the immediately preceding December 31.

(4)

Includes 861,023 outstanding RSUs. Prior to the consummation of the Business Combination, Richy Agajanian Holdings, P.C., a holder of Series A Preferred Shares of Legacy TOI, entered into arrangements with physicians employed by our affiliated physician-owned professional corporations to issue restricted stock awards (“RSAs”), which awards represented Series A Preferred Shares of Legacy TOI and were subject to performance vesting requirements. Each of the Legacy TOI RSAs that was outstanding immediately prior to the Business Combination, whether vested or unvested, was converted into an RSU representing the right to receive one share of our Common Stock upon vesting equal to the product of (i) the number of shares of RSAs immediately prior to the Business Combination, (ii) the conversion rate of 1:10 of the Series A Preferred Shares of Legacy TOI, and (iii) the exchange ratio of 591:1 of the shares of Common Stock of Legacy TOI. Following the Business Combination, each RSU was no longer subject to performance requirements in order to vest, but was modified to include service requirements only. The service vesting requirement states that: (i) 16.67% of the RSUs vest on the six-month anniversary of the Closing Date, and (ii) the remaining 83.33% vest on an equal quarterly-basis, subject to continuous employment with the Company or its related entities through the third anniversary of the grant date. In the event of a change in control at any time after the Closing Date, the RSUs which have not become vested will vest immediately, subject to continuous and active employment with the Company or its related entities through such change in control. Additionally, if the grantee’s employment with the Company or its related entities terminates by reason of death or permanent disability following the Closing Date, then the RSUs will immediately vest as of the date of such death or permanent disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 20, 2026 by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our Named Executive Officers; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 20, 2026. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

Percentage ownership is based on 99,982,933 shares of our Common Stock outstanding as of April 20, 2026. Unless otherwise noted, the address of each beneficial owner is c/o the Oncology Institute, Inc., 18000 Studebaker Rd., Suite 800, Cerritos, California 90703.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	% of Ownership
5% Holders
Jorey Chernett(1)	10,499,358	10.5%
Parian Global TOI LP(2)	9,382,621	8.9%
M33 Growth I L.P.(3)	6,802,656	6.7%
Directors and Executive Officers(12)
Brad Hively(4)	441,994	*
Karen Johnson(5)	258,558	*
Mohit Kaushal(6)	116,915	*
Anne McGeorge(7)	223,469	*
Mark Pacala(8)	593,621	*
Daniel Virnich(9)	2,211,487	2.2%
Yale Podnos(10)	411,850	*
Robert Carter(11)	116,067	*
Mark Stolper	—	*
Kimberly Tzoumakas	—	*
All directors and executive officers as a group (10 individuals)	4,373,960	4.4%

*	Less than one percent
(1)	Consists of 10,499,358 of Common Stock held by Jorey Chernett.
(2)

Consists of (i) 3,552,700 shares of common stock held by Parian Global TOI LP, or Parian Global, (ii) 2,943,307 shares of common stock issuable pursuant to Common Warrants held by Parian Global, and (iii) 2,886,614 shares of common stock issuable pursuant to Pre-Funded Warrants held by Parian Global. The Common Warrants and Pre-Funded Warrants are subject to a 9.99% Exercise Limit. Zachary Miller serves as the manager of Parian Global TOI LP. The business address of Parian is PO Box 2613, Telluride, CO 81435.

(3)	Consists of (i) 5,444,207 shares of Common Stock held by M33 Growth I L.P. (“M33”), and (ii) 1,358,449 shares of Common Stock issuable pursuant to Common Warrants. M33 Growth I GP LLC is the general partner of M33. Michael Anello, Gabriel Ling and Brian Shortsleeve serve as the managers of M33 Growth I GP LLC. Mr. Ling was member of the Company’s Board of Directors until his resignation in December 2025. The business address of each of M33 and TOI M is 888 Boylston Street, Suite 500, Boston, MA 02199.
(4)

Consists of (i) 377,687 shares of Common Stock held by Mr. Hively, (ii) 41,667 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table; and (iii) 22,640 shares of common stock issuable pursuant to Common Warrants held by Mr. Hively.

(5)

Consists of (i) 192,606 shares of Common Stock held by Ms. Johnson, (ii) 47,840 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table; and (iii) 18,112 shares of common stock issuable pursuant to Common Warrants held by Ms. Johnson.

(6)

Consists of (i) 65,989 shares of Common Stock held by Mr. Kaushal, (ii) 50,926 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(7)

Consists of (i) 155,568 shares of Common Stock held by Ms. McGeorge, (ii) 67,901 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table.

(8)

Consists of (i) 260,465 shares of Common Stock held by Mr. Pacala, (ii) 241,579 shares of Common Stock issuable upon exercise of stock options held by Mr. Pacala that are exercisable within 60 days, (iii) 46,296 shares of Common Stock subject to RSUs that will vest on the date of this Annual Meeting, which is within 60 days of the date of this table; and (iv) 45,281 shares of common stock issuable pursuant to Common Warrants held by Mr. Pacala.

(9)

Consists of (i) 666,346 shares of Common Stock held by Dr. Virnich; (ii) 1,484,191 shares of Common Stock issuable upon exercise of stock options held by Dr. Virnich that are exercisable within 60 days of the date of this table; (iii) 49,629 shares of Common Stock subject to RSUs that will vest on May 21, 2026, which is within 60 days of the date of this table; and (iv) 11,320 shares of common stock issuable pursuant to Common Warrants held by Dr. Virnich.

(10)

Consists of (i) 64,670 shares of Common Stock held by Dr. Podnos; (ii) 338,269 shares of Common Stock issuable upon exercise of stock options held by Dr. Podnos that are exercisable within 60 days of the date of this table; (iii) 4,383 shares of Common Stock subject to RSUs that will vest on May 21, 2026, which is within 60 days of the date of this table; and (iv) 4,528 shares of common stock issuable pursuant to Common Warrants held by Dr. Podnos.

(11)

Consists of (i) 47,391 shares of Common Stock held by Mr. Carter; (ii) 60,253 shares of Common Stock issuable upon exercise of stock options held by Mr. Carter that are exercisable within 60 days of the date of this table; (iii) 3,895 shares of Common Stock subject to RSUs that will vest on May 21, 2026, which is within 60 days of the date of this table; and (iv) 4,528 shares of common stock issuable pursuant to Common Warrants held by Mr. Carter.

(12)	Unless indicated otherwise, the address of each stockholder is 18000 Studebaker Rd., Suite 800, Cerritos, CA 90703.

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting, and accordingly, the Company will pay the cost of soliciting proxies for the Annual Meeting. We have engaged Morrow Sodali LLC as our solicitation agent to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali LLC, the solicitation agent, a fee of $12,500, plus telephone solicitation fees. We will also reimburse the solicitation agent for expenses related to certain ancillary services and its other reasonable out-of-pocket expenses, and we will indemnify the solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of our Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2025 were satisfied, except for: (i) a Form 4 filed with respect to Richard Barasch on June 24, 2025, who is no longer a director as of August 12, 2025, and (ii) a Form 3 filed with respect to Kristin England on July 22, 2025, which was filed late due to a delay in receiving Ms. England’s EDGAR access credentials prior to the applicable filing deadline; Ms. England is no longer an officer as of April 21, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive and Director Compensation” and “Management,” the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:

a.	we have been or are to be a participant;

b.	the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

c.

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Private Placement

On March 24, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), including existing investors, as well as certain of the Company’s executive officers and members of the Board, and entities affiliated with members of the Company’s Board. The Purchase Agreement provides for the sale and issuance by the Company of shares of the Company’s Common Stock (the “Shares”, pre-funded warrants to purchase shares of Common Stock and accompanying common warrants to purchase Common Stock (collectively, the “Warrants” and such transaction, the “Private Placement”). The closing of the Private Placement occurred on March 26, 2025 (the “Closing”).

In connection with the Closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers and certain investment funds affiliated with Deerfield Management Company, L.P. (“Deerfield”). Pursuant to the Registration Rights Agreement, the Company filed a resale registration statement (the “Registration Statement”) with the SEC on May 8, 2025 to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants. The Registration Statement was declared effective on May 16, 2025. The Registration Rights Agreement also provides that the Company will also, among other things, indemnify the Purchasers and Deerfield, their members, directors, officers, partners, employees, managers, agents, representatives and advisors from certain liabilities and pay registration and filing fee expenses incurred in connection with registrations pursuant to the Registration Rights Agreement.

The Private Placement transaction was approved by unanimous written consent of the Board, including all directors who did not participate in the Private Placement.

Director and Officer Indemnification

Our Charter and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our board of directors has delegated to the officers of the Company the right to approve certain commercial agreements entered into with related parties on arm’s length terms (as determined by the officers of the Company) in the ordinary course of business; provided, however, that any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by the Company and its subsidiaries in excess of $500,000 shall be subject to approval in accordance with our related party transaction policy discussed above.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2027 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 31, 2026. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2027 annual meeting of stockholders is no later than the close of business on the 90th day (March 19, 2027), nor earlier than the 120th day (February 17, 2027) prior to the anniversary date of the immediately preceding annual meeting. Therefore, if the notice is received before February 17, 2027 or after March 19, 2027, it will be considered untimely, and we will not be required to present it at the 2027 annual meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2027. Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws. We intend to use the WHITE proxy card in connection with the 2027 annual meeting.

Stockholder proposals must be in writing and should be addressed to our Chief Legal Officer, at our principal executive offices at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703. It is recommended that stockholders submitting proposals direct them to our Chief Legal Officer and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Chief Legal Officer, at 18000 Studebaker Rd., Suite 800, Cerritos, California 90703, or email our Investor Relations at investors@theoncologyinstitute.com, and we will promptly send you what you have requested. You can also contact Investor Relations if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We do not know of any business, other than as described in this Proxy Statement, that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 12, 2026, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO INVESTORS@THEONCOLOGYINSTITUTE.COM, THE ONCOLOGY INSTITUTE, INC., 18000 STUDEBAKER RD., SUITE 800, CERRITOS, CALIFORNIA 90703. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. The Oncology Institute, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 24, 2026 Wednesday, June 17, 2026 11:00 AM, Pacific Time Annual Meeting to be held live via the internet—please visit www.proxydocs.com/TOI for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:00 AM, Pacific Time, June 17, 2026. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/TOI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-308-2713 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOI The undersigned hereby appoints Daniel Virnich, Robert Carter, and Minh Merchant (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Oncology Institute, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

The Oncology Institute, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 1 YEAR ON PROPOSAL 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of eight directors. FOR WITHHOLD 1.01 Brad Hively FOR #P2# #P2# 1.02 Karen Johnson FOR #P3# #P3# 1.03 Mohit Kaushal FOR #P4# #P4# 1.04 Anne McGeorge FOR #P5# #P5# 1.05 Mark Pacala FOR #P6# #P6# 1.06 Mark Stolper FOR #P7# #P7# 1.07 Kimberly Tzoumakas FOR #P8# #P8# 1.08 Daniel Virnich FOR #P9# #P9# FOR AGAINST ABSTAIN 2. Ratification of the appointment of BDO as the independent registered public FOR accounting firm of the Company for 2026. #P10# #P10# #P10# 3. Approval, on a non-binding, advisory basis, of the compensation of the Company’s FOR named executive officers. #P11# #P11# #P11# 1YR 2YR 3YR ABSTAIN 4. Approval, on a non-binding, advisory basis, of the preferred frequency of future 1 YEAR advisory votes on the compensation of the Company’s named executive officers. #P12# #P12# #P12# #P12# You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOI Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date